SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2009

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-141568	20-8468508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Yingu Plaza, 9 Beisihuanxi Road, Suite 1708
Haidian District, Beijing 100080 PRC
(Address of Principal Executive Offices)

+86 10 82525301
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

In a comment letter on our Form S-1 registration statement, the Staff of the Securities and Exchange Commission indicated that our redeemable preferred stock should not be classified as a liability. On December 22, we advised our independent accountants, Moore Stephens Wurth Frazer and Torbet, LLP of such comment.  After discussion with us, our independent accountants concurred with us that our previously-issued financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 should be re-stated to account for the redeemable preferred stock as an equity instrument and not as a liability. The table below reflects the reclassification of the redeemable preferred stock as an equity instrument.

	Year	Three Months
	Ended	Ended
	June 30, 2008	September 30, 2008

Net income and net income available	$4,945,770	$1,074,430
to common shareholders, as previously reported
Amortization of deferred offering costs	185,027	75,313
Dividends and accretion on preferred stock	33,387	309,096

Net income, as restated	5,164,184	1,458,839

Dividends and accretion on preferred stock	33,387	309,096

Net income available to common	5,130,797	1,149,743
shareholders, as restated
Earnings per share – basic, as previously reported	0.55	0.10
Earnings per share – basic, as restated	0.57	0.11

Earnings per share – diluted, as previously reported	0.35	0.10
Earnings per share – diluted, as restated	0.56	0.10

Balance Sheet data:	June 30, 2008	September 30, 2008

Deferred financing costs, as previously reported	$586,818	$511,506
Deferred financing costs, as restated	-	-

Total assets, as previously reported	38,305,082	41,684,749
Total assets, as restated	37,718,264	41,173,243

Shareholders’ equity, as previously reported	19,390,416	20,517,700
Shareholders’ equity, as restated	18,803,598	20,006,195

Total liabilities and shareholders’ equity,	38,305,082	41,684,749
as previously reported
Total liabilities, redeemable preferred stock	$37,718,264	$41,173,243
and shareholders’ equity, as restated

We previously accounted for the redeemable preferred stock as a liability, based on its substantive terms.  However, because the preferred stock does not meet the definition of a liability under paragraph A9 of FAS 150, we have modified the accounting for the preferred stock to account for it as an equity instrument.  In accordance with ASR 268, Regulation S-X 5.02-28 and EITF Topic D-98, the preferred stock will be classified outside of permanent equity.  Dividends paid on the preferred stock, and accretion of the preferred stock to its redemption value, will be charged to retained earnings.  Such amounts will be separately disclosed on the face of the income statement, in order to determine net income available to common shareholders.

Because we had classified the preferred stock as a liability, the associated issuance costs were deferred and were being amortized to income over the period to redemption of the preferred stock.  As a result of accounting for the preferred stock as an equity instrument, the costs incurred will be immediately charged to additional paid-in capital as of June 11, 2008, the date the redeemable preferred stock was issued and the amortization previously recognized in the income statement will be removed.  The calculation of basic and diluted earnings per share will be modified accordingly.

Because we are restating our financial statements in the Form 10-Q and Form 10-K to re-classify the redeemable preferred stock, we are filing this Form 8-K disclosing that our  financial statements set forth in the Form 10-Q for the quarter ended September 30, 2008 and in the Form 10-K for the year ended June 30, 2008 should no longer be relied upon, and that the financial statements presented in the Form 10-Q/A and the Form 10-K/A that we plan to file as of the date of this report, supersede such prior financial statements.

Our executive officers discussed with our independent accountants the matters disclosed in this Item 4.02 of Form 8-K and we have provided a copy of this disclosure to our independent accountants.  Our independent accountants have furnished us with a letter addressed to the Commission stating that they agree with the statements made by us in this Item 4.02.  A copy of this letter is attached as an exhibit to this Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(b)	Exhibits

Exhibit 7.1 - Letter dated January 20, 2009 from Moore Stephens Wurth Frazer and Torbet, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

Date: January 20, 2009	By:	/s/ Xianfu Han
Xianfu Han
Chief Executive Officer